                                                                    EXHIBIT 99.1

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

   The following unaudited pro forma consolidated balance sheet as of September 30, 1999 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and for the nine months ended September 30, 1999, which we refer to as the Pro Forma Financial Information, present the pro forma effect of our acquisition of TNI and other acquisitions described below since January 1, 1998.

   The objective of Pro Forma Financial Information is to provide investors with information about the continuing impact of particular completed or probable transactions by indicating how the transactions might have affected historical financial statements had they occurred at an earlier date.

   On November 23, 1999, we acquired TNI. Under the terms of our agreement to acquire TNI, the aggregate consideration to be paid to TNI shareholders consists of approximately $340.8 million in cash and approximately 7.6 million shares of PSINet common stock and the assumption of approximately 463,000 common stock options, which represents an aggregate value of approximately $700.0 million, assuming a price per share of PSINet common stock of $45.719. Additionally, principal and interest outstanding under TNI's revolving credit facility, in the amount of $52.1 million, was repaid as a condition to closing. The source of the cash consideration for the TNI merger and the cash for the repayment of the TNI revolving credit facility obligation was from cash on hand. TNI shareholders elected to receive cash, PSINet stock, or both cash and stock, subject to certain adjustments. The actual consideration to be paid is not materially different from the amounts included in the Pro Forma Financial Information presented herein.

   In addition to the TNI merger, PSINet has made the following other acquisitions subsequent to December 31, 1997 (through November 18, 1999):

                                                  DATE OF
           NAME OF ACQUIRED COMPANY             ACQUISITION  PRINCIPAL MARKET
           ------------------------             ----------- -------------------
Internet Prolink S.A..........................      1/98*   Switzerland
iSTAR internet inc. ("iSTAR").................      2/98    Canada
Interactive Telephony Limited.................      4/98*   Jersey, Channel Isl
Interactive Networx GmbH ("INX")..............      5/98    Germany
ioNET Internetworking Services ("ioNET")......      6/98    U.S.
LinkAge Online Limited ("LinkAge")............      6/98    Hong Kong
SCII-CalvaPro.................................      6/98*   Sub-Sahara Africa
INTERLOG Internet Services, Inc.
 ("Interlog").................................      7/98    Canada
Rimnet Corporation ("Rimnet").................      8/98    Japan
TWICS Co., Ltd................................      9/98*   Japan
Hong Kong Internet & Gateway Services.........      9/98*   Hong Kong
iNet, Inc. ("iNet")...........................      9/98    Korea
Tokyo Internet Corporation ("Tokyo
 Internet")...................................     10/98    Japan
The Unix Group B.V............................     10/98*   Netherlands
AsiaNet Limited...............................     11/98*   Hong Kong
Spider Net Limited............................     12/98*   Hong Kong
Huge Net Limited..............................     12/98*   Hong Kong
Planete.net S.A.R.L. ("Planete.net")..........      2/99    France
Satelnet S.A. ("Satelnet")....................      2/99    France
Telelinx Ltd. ("Telelinx")....................      2/99    U.K.
Horizontes Internet Ltda ("Horizontes").......      4/99    Brazil
Wavis Equipamentos de Informatica Ltda
 ("Openlink").................................      4/99    Brazil
Sao Paulo On-Line Ltda ("STI")................      5/99    Brazil
Internet de Mexico S.A. de C.V. ("Internet de
 Mexico").....................................      5/99    Mexico
Datanet S.A. de C.V. ("Datanet")..............      5/99    Mexico
The Internet Company ("TIC")..................      5/99    Switzerland
Caribbean Internet Service Corp.
 ("Caribenet")................................      6/99    U.S. (Puerto Rico)
The Internet Access Company ("TIAC")..........      6/99    U.S.
Argentina On-Line S.A. ("Argentina On-Line")..      6/99*   Argentina
CSO.net Telecom Services GmhH ("CSO.net").....      6/99*   Austria
Intercomputer, S.A. and Intercomputer Soft,
 S.A. ("Intercomputer").......................      7/99    Spain
ABAFoRUM S.A..................................      7/99*   Spain
Netwing EDV-Dienstleistungs GmbH..............      7/99*   Austria
Global Link...................................      7/99*   Hong Kong
Netsystem S.A.................................      8/99*   Argentina
Domain Acesso e Servicos Internet Ltda........      8/99*   Brazil
Netline Communicaciones S.A...................      8/99*   Chile
Sinfonet, S.A.................................      8/99*   Panama
Vision Network Limited........................      9/99*   Hong Kong
Servnet Servicos de Informatica e Communicacao
 Ltda.........................................      9/99*   Brazil
Elender Informatikai ("Elender")..............      9/99    Hungary
Infase Comunicaciones, S.L....................      9/99*   Spain
Internet Network Technologies.................      9/99*   U.S.
Site Internet Ltda............................      9/99*   Brazil
TotalNet Inc. ("TotalNet")....................      9/99    Canada
Terzomillennio Sr.L...........................      9/99*   Italy
Orbinet Telecommunications, Inc...............      9/99*   Panama
ZebraNet, Inc.................................     10/99*   U.S.
SPIN GmbH.....................................     10/99*   Switzerland
Zircon........................................     10/99*   Australia
Mlink Internet, Inc...........................     10/99*   Canada
Netup.........................................     11/99*   Chile
Lyceum........................................     11/99*   U.S.
Telalink Corporation..........................     11/99*   U.S.

------------
*Due to the immaterial nature of the acquired companies' financial position and results of operations to PSINet's consolidated financial position and consolidated results of operations, the following unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 do not include the pro forma effect for these acquisitions. The results of operations from the acquisitions are included in PSINet's historical operations from the respective dates of acquisition, and acquisitions consummated prior to September 30, 1999 are included in the historical balance sheet of PSINet.

   On September 10, 1998, TNI acquired from AT&T Corp. the right to provide services under certain customer service contracts and certain related equipment relating to AT&T's Transaction Access Service for approximately $64.3 million in cash, which materially changed TNI's business. For accounting and reporting purposes, the TAS Acquisition was considered to be an acquisition of a business.

   The following Unaudited Pro Forma Consolidated Balance Sheet at September 30, 1999 presents, on a pro forma basis, PSINet's consolidated financial position assuming the acquisition of TNI had occurred on September 30, 1999.

   The following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998 presents, on a pro forma basis, PSINet's consolidated results of operations assuming each of the following had occurred on January 1, 1998:

  (1) the acquisition of TNI:

  (2) the TAS Acquisition, assuming that the TAS operations were conducted under TNI's Communications Services Agreement with AT&T and assuming the elimination of certain AT&T costs allocated to TAS; and

  (3) PSINet's acquisitions of iSTAR, INX, ioNET, LinkAge, Interlog, Rimnet, Inet and Tokyo Internet and the acquisitions of Planete.net, Satelnet, TeleLinx, Horizontes, Openlink, STI, Internet de Mexico, Datanet, TIC, Caribenet, TIAC, Intercomputer, Elender and TotalNet.

   The following Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1999 presents, on a pro forma basis, PSINet's consolidated results of operations assuming each of the following had occurred on January 1, 1998:

  (1) the acquisition of TNI; and

  (2) those of our Other Acquisitions which were consummated during 1999.

   The acquisition of TNI will be accounted for as a purchase business combination and, accordingly, the purchase price of TNI has been preliminary allocated to tangible assets acquired and liabilities assumed, based upon their respective fair values, with the excess allocated to intangible assets to be amortized over the estimated economic lives of the intangible assets. The consolidated retained deficit reflected in the Unaudited Pro Forma Consolidated Balance Sheet includes the non-recurring write-off of acquired in-process research and development associated with the acquisition of TNI. We have recently engaged an independent third party to determine the allocation of the total purchase price of our acquisition of TNI and those of our Other Acquisitions which were consummated during 1999. The preliminary evaluation for TNI indicates there are the following intangible assets present: existing technology including software, patents, unpatented technology and know-how, tradenames, customer contracts and relationships, existing workforce and goodwill, with useful lives from five to fifteen years, and approximately $35.0 million of purchased in-process research and development. To the extent that a different portion of the purchase price is allocated to in-process research and development, a different charge against operating results would be recognized in the fourth quarter of 1999, the period in which the TNI merger was completed. Such charge could be material.

   Each of the Other Acquisitions and the TAS Acquisition was paid for in cash and has been accounted for as a purchase business combination and, accordingly, the purchase price has been allocated to tangible assets acquired and liabilities assumed, based upon their respective fair values, with the excess allocated to intangible assets to be amortized over the estimated economic lives of the intangible assets from the respective dates of acquisition. For the Other Acquisitions consummated during 1999, we have recorded a preliminary purchase price allocation and management does not believe the final allocation will be materially different.

   The Pro Forma Financial Information is not intended to be indicative of the results which would actually have been obtained had the transactions described above occurred on the dates indicated or which may be obtained in the future. The pro forma adjustments are based upon available information and assumptions that PSINet believes are reasonable in the circumstances. The Unaudited Pro Form Consolidated Statements of Operations do not give effect to any potential cost savings and synergies that could result from the acquisitions included therein. The Pro Form Financial Information should be read in conjunction with PSINet's consolidated financial statements and notes thereto, and TNI's consolidated financial statements and notes thereto which are incorporated by reference herein.

                                  PSINET INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 1998
            (In thousands of U.S. dollars, except per share amounts)

                                         Transaction
                                           Network     Transaction
                                          Services,      Access
                            PSINet Inc.      Inc.     Service, Inc.    Other
                            Consolidated Consolidated  Acquisition  Acquisitions
                            ------------ ------------ ------------- ------------
Revenue...................   $ 259,636     $101,906      $40,259      $119,829
Operating costs and
 expenses:
  Data communications and
   operations.............     199,372       68,361       24,749        69,789
  Sales and marketing.....      57,026        3,895          --         15,350
  General and
   administrative.........      45,288        8,579          --         28,879
  Depreciation and
   amortization...........      63,424       10,783        3,402        10,130
  Charge for acquired in-
   process R&D............      70,800          --           --            --
                             ---------     --------      -------      --------
    Total operating costs
     and expenses.........     435,910       91,618       28,151       124,148
                             ---------     --------      -------      --------
Income (loss) from
 operations...............    (176,274)      10,288       12,108        (4,319)
Interest expense..........     (63,914)      (1,205)      (2,566)       (3,301)
Interest income...........      19,638        1,532          --            298
Other income (expense),
 net......................       6,833          --           --           (685)
Non-recurring arbitration
 charge...................     (49,000)         --           --            --
                             ---------     --------      -------      --------
Income (loss) before
 income taxes, equity in
 earnings of affiliate and
 minority interest........    (262,717)      10,615        9,542        (8,007)
Income tax benefit
 (expense)................         848       (4,425)      (3,698)       (1,680)
Equity in earnings of
 unconsolidated
 affiliate................         --           356          --            --
Minority interest in net
 loss of consolidated
 subsidiary...............         --           319          --            --
                             ---------     --------      -------      --------
Net income (loss).........    (261,869)       6,865        5,844        (9,687)
Return to preferred
 shareholders.............      (3,079)         --           --            --
                             ---------     --------      -------      --------
Net income (loss)
 available to common
 shareholders.............   $(264,948)    $  6,865      $ 5,844      $ (9,687)
                             =========     ========      =======      ========
Basic and diluted loss per
 share....................   $   (5.32)
                             =========
Shares used in computing
 basic and diluted loss
 per share................      49,806
                             =========

                                  PSINET INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 1998
            (In thousands of U.S. dollars, except per share amounts)

                                 Adjustments   Pro Forma
                                 -----------   ---------
Revenue........................   $    --      $ 521,630
Operating costs and expenses:
  Data communications and
   operations..................        --        362,271
  Sales and marketing..........        --         76,271
  General and administrative...        --         82,746
  Depreciation and
   amortization................     89,668(a)    177,407
  Charge for acquired in-
   process R&D.................        --         70,800
                                  --------     ---------
    Total operating costs and
     expenses..................     89,668       769,495
                                  --------     ---------
Income (loss) from operations..    (89,668)     (247,865)
Interest expense...............      2,909(b)    (68,077)
Interest income................        --         21,468
Other income (expense), net....        --          6,148
Non-recurring arbitration
 charge........................        --        (49,000)
                                  --------     ---------
Income (loss) before income
 taxes, equity in earnings of
 affiliate and minority
 interest......................    (86,759)     (337,326)
Income tax benefit (expense)...      8,123(f)       (832)
Equity in earnings of
 unconsolidated affiliate......        --            356
Minority interest in net loss
 of consolidated subsidiary....        --            319
                                  --------     ---------
Net income (loss)..............    (78,636)     (337,483)
Return to preferred
 shareholders..................        --         (3,079)
                                  --------     ---------
Net income (loss) available to
 common shareholders...........   $(78,636)    $(340,562)
                                  ========     =========
Basic and diluted loss per
 share.........................                $   (5.91)
                                               =========
Shares used in computing basic
 and diluted loss per share....      7,800(c)     57,606
                                  ========     =========

                                  PSINET INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                  For the Nine Months Ended September 30, 1999
            (In thousands of U.S. dollars, except per share amounts)

                                                      Transaction
                                                        Network
                                        PSINet Inc.  Services, Inc.    Other
                                        Consolidated  Consolidated  Acquisitions
                                        ------------ -------------- ------------
Revenue................................  $ 369,268     $126,954       $35,890
Operating costs and expenses:
  Data communications and operations...    259,873       80,075        20,835
  Sales and marketing..................     68,032        5,162         3,440
  General and administrative...........     47,318        9,469         6,967
  Depreciation and amortization........    102,796       14,017         2,698
  Impairment of assets.................        --           919           --
                                         ---------     --------       -------
    Total operating costs and
     expenses..........................    478,019      109,642        33,940
                                         ---------     --------       -------
Income (loss) from operations..........   (108,751)      17,312         1,950
Interest expense.......................   (120,850)      (3,051)         (577)
Interest income........................     32,541        1,253           145
Other income (expense), net............       (796)         --           (300)
Gain (loss) on sale of investments.....       (632)         --            --
                                         ---------     --------       -------
Income (loss) before income taxes,
 equity in earnings of affiliate and
 minority interest.....................   (198,488)      15,514         1,218
Income tax benefit (expense)...........        750       (5,842)         (803)
Equity in earnings of unconsolidated
 affiliate.............................        --            93           --
Minority interest in net loss (income)
 of consolidated subsidiary............        --          (128)          --
                                         ---------     --------       -------
Net income (loss)......................   (197,738)       9,637           415
Return to preferred shareholders.......    (11,202)         --            --
                                         ---------     --------       -------
Net income (loss) available to common
 shareholders..........................  $(208,940)    $  9,637       $   415
                                         =========     ========       =======
Basic and diluted loss per share.......  $   (3.48)
                                         =========
Shares used in computing basic and
 diluted loss per share................     60,105
                                         =========

                                  PSINET INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                  For the Nine Months Ended September 30, 1999
            (In thousands of U.S. dollars, except per share amounts)

                                                  Pro
                                Adjustments      Forma
                                -----------    ---------
Revenue.......................   $    --        $532,112
Operating costs and expenses:
  Data communications and
   operations.................        --         360,783
  Sales and marketing.........        --          76,634
  General and administrative..        --          63,754
  Depreciation and
   amortization...............     50,435 (d)    169,946
  Impairment of assets........        --             919
                                 --------      ---------
    Total operating costs and
     expenses.................     50,435        672,036
                                 --------      ---------
Income (loss) from
 operations...................    (50,435)      (139,924)
Interest expense..............      2,698 (e)   (121,780)
Interest income...............        --          33,939
Other income (expense), net...        --          (1,096)
Gain (loss) on sale of
 investments..................        --            (632)
                                 --------      ---------
Income (loss) before income
 taxes, equity in earnings of
 affiliate and minority
 interest.....................    (47,737)      (229,493)
Income tax benefit (expense)..      5,842 (f)        (53)
Equity in earnings of
 unconsolidated affiliate.....        --              93
Minority interest in net loss
 (income) of consolidated
 subsidiary...................        --            (128)
                                 --------      ---------
Net income (loss).............    (41,895)      (229,581)
Return to preferred
 shareholders.................        --         (11,202)
                                 --------      ---------
Net income (loss) available to
 common shareholders..........   $(41,895)     $(240,783)
                                 ========      =========
Basic and diluted loss per
 share........................                 $   (3.55)
                                               =========
Shares used in computing basic
 and diluted loss per share...      7,800 (c)     67,905
                                 ========      =========

                                  PSINET INC.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                      For the Year Ended December 31, 1998
                  and the Nine Months Ended September 30, 1999

NOTE 1 PRO FORMA ADJUSTMENTS

   The pro forma adjustments outlined below present separate adjustments related to the acquisition of TNI and the adjustments related to the other transactions reflected in the Unaudited Pro Forma Consolidated Statements of Operations.

   The purchase price of each acquisition has been allocated to tangible assets acquired and liabilities assumed, based upon their respective fair values, with the excess allocated to intangible assets to be amortized over the estimated economic lives of the intangible assets of up to 15 years from the respective dates of acquisition.

   We have recently engaged an independent third party to determine the allocation of the total purchase price of TNI. Until the study is complete, preliminary estimates have been used in the development of the Pro Forma Financial Information, including an estimate of the amount of acquired in-process research and development that will result from this acquisition. As of the acquisition announcement date, TNI was in the process of working on five key projects which had not yet been determined to be technologically feasible and which have no alternative future use, which would give rise to such a charge. The five key research and development projects include:

  . Next Generation Excel C2 Switch. This is a project to develop a major software enhancement for controlling an Excel switch. Although TNI purchases the Excel switch, TNI is responsible for writing the software that controls it. This project is expected to allow TNI to enter new markets because the software under development may allow the same piece of hardware to process both outbound and inbound calls. The material technology risk associated with this project is that the product may not be capable of supporting the large volume of business that it must be equipped to handle. This project, under current plans, is expected to be completed in the second quarter of 2000.

  . Outdial. This is a project under development in Ireland for application in the United Kingdom. This product is designed to give TNI's network access controllers the ability to originate calls. This technology is designed to allow TNI to force the host (credit card processor) to call a merchant's terminal for batch verification rather than the merchant remembering to dial. This project is expected to allow TNI to enter new markets because the software allows the same piece of hardware to receive both outbound and inbound calls. The material technology risk associated with this project is that the product may not be capable of supporting the large volume of business that it must be equipped to handle. This project, under current plans, is expected to be completed in the second quarter of 2000.

  . Next Generation Terminal Adaptor. This is a project under development designed to increase the speed and connectivity of an ATM terminal. This project is expected to allow TNI to strengthen its market share by offering customers more features from the same piece of equipment. The material technology risk associated with the project is that the product may not be capable of supporting the large volume of business that it must be equipped to handle. This project, under current plans, is expected to be completed in the fourth quarter of 1999.

  . Fraud Engine Update. This is a project under development designed to update the system by which a telephone company verifies the billability of a long distance call originating from a pay phone. This project is expected to allow TNI to gain more market share through the introduction of a more reliable product to market. The material technology risk associated with this project is that this product is based on an entirely new design and is currently unproven. This project, under current plans, is expected to be completed in the first quarter of 2000.

  . Local Number Portability. This is a project that is designed to allow TNI to house the database against which a telephone company verifies the billability of a long distance call originating from a pay phone in Australia. This project is expected to open a new market for TNI. The material technology risk associated with this project is that the product may not be capable of supporting the large volume of business that it must be equipped to handle. This project, under current plans, is expected to be completed in the first quarter of 2000.

   If none of these projects is successfully developed, our sales and profitability may be adversely affected in future periods. However, the failure of any particular individual project in-process would not have a material impact on PSINet's financial condition or results of operations. Additionally, the failure of any particular individual project in-process could impair the value of other intangible assets acquired.

   For purposes of this Pro Forma Financial Information, we have attributed the excess of the purchase price over the acquired net tangible assets for TNI of approximately $696.7 million to other intangible assets in accordance with the preliminary valuation; these include: existing technology including software, patents, unpatented technology and know-how ($68.0 million), tradenames ($37.0 million), customer contracts and relationships ($50.0 million), existing workforce ($3.0 million) and goodwill ($503.7 million), with useful lives from five to 15 years, and $35.0 million to purchased in-process research and development. To the extent that a portion of the purchase price of TNI is allocated among the other intangible assets in different proportions, the adjustment for amortization expense for the twelve months ended December 31, 1998 and for the nine months ended September 30, 1999 would be different. For every $1.0 million change in the amount allocated to purchased in-process research and development, annual amortization expense reflected in the pro forma consolidated statement of operations would change by $67,000.

For the Year Ended December 31, 1998

   (a) Reflects the increase in amortization resulting from the allocation of the purchase price to the acquired net tangible and intangible assets (principally tradename, customer relationships, goodwill, assembled workforce and existing technology, including software, patents, unpatented technology and know-how) relating to the acquisitions included herein. The assigned lives of the acquired intangible assets range from three to 15 years.

                                                      Amortization
                                               ---------------------------
                                               (thousands of U.S. dollars)
   TNI merger.................................           $54,816
   Other acquisitions.........................            34,852
                                                         -------
                                                         $89,668
                                                         =======

   (b) Reflects the following:

                                                        Interest
                                               ---------------------------
                                               (thousands of U.S. dollars)
   Interest expense avoided through assumed
    repayment of the TNI revolving credit
    facility as of January 1, 1998............           $(3,737)
   Other......................................               828
                                                         -------
                                                         $(2,909)
                                                         =======

   (c) Basic and diluted loss per share are computed using net loss available to common shareholders divided by the weighted average number of shares of our common stock that were outstanding during the periods presented and assumes that the issuance of approximately 7,800,000 shares of our common stock in connection with the acquisition of TNI had occurred on January 1, 1998. Because all common stock equivalents are antidilutive, basic and diluted loss per share are the same for all periods presented.

For the Nine Months Ended September 30, 1999

   (d) Reflects the increase in amortization resulting from the allocation of the purchase price to the acquired net tangible and intangible assets (principally tradename, customer relationships, goodwill, assembled workforce and existing technology, including software, patents, unpatented technology and know-how) relating to the acquisitions included herein. The assigned lives of the acquired intangible assets range from three to 15 years.

                                                           Amortization
                                                    ---------------------------
                                                    (thousands of U.S. dollars)
   TNI merger......................................           $41,112
   Other acquisitions..............................             9,323
                                                              -------
                                                              $50,435
                                                              =======

   (e) Reflects the following:

                                                             Interest
                                                    ---------------------------
                                                    (thousands of U.S. dollars)
   Interest expense avoided through assumed
    repayment of the TNI revolving credit facility
    as of January 1, 1998..........................           $(2,794)
   Other...........................................                96
                                                              -------
                                                              $(2,698)
                                                              =======

   (f) Reversal of tax expense recorded by TNI and TAS as a result of availability to offset TNI and TAS taxable income with PSINet taxable losses for the periods presented.

                                  PSINET INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                            As of September 30, 1999
                         (In thousands of U.S. dollars)

                                       Transaction  Transaction
                                         Network      Network
                                        Services,     Services,
                          PSINet Inc.      Inc.        Inc.
                          Consolidated Consolidated Adjustments    Pro Forma
                          ------------ ------------ -----------    ----------
ASSETS
Current assets:
 Cash and cash             $  494,143    $ 27,241    $(351,250)(a)
  equivalents...........
                                                       (62,811)(f) $  107,323
 Restricted cash and
  short-term
  investments...........      137,450         --           --         137,450
 Short-term investments
  and marketable
  securities............    1,079,210         125          --       1,079,335
 Accounts receivable,
  net...................       65,460      30,015          --          95,475
 Prepaid expenses.......       14,490         --           --          14,490
 Other current assets...       39,706       8,738          --          48,444
                           ----------    --------    ---------     ----------
 Total current assets...    1,830,459      66,119     (414,061)     1,482,517
Property, plant and
 equipment, net.........      790,423      44,207          --         834,630
Goodwill and other
 intangibles, net.......      544,806      85,852      (85,852)(b)
                                                       661,735 (b)  1,206,541
Other assets and
 deferred charges.......      133,767       5,145          --         138,912
                           ----------    --------    ---------     ----------
 Total assets...........   $3,299,455    $201,323    $ 161,822     $3,662,600
                           ==========    ========    =========     ==========
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Current liabilities:
 Current portion of
  long-term debt........   $   89,467    $     90    $     --      $   89,557
 Trade accounts
  payable...............       85,744       4,099          --          89,843
 Accrued payroll and
  related expenses......       21,108       1,997          --          23,105
 Other accounts payable
  and accrued
  liabilities...........       72,070      15,149       17,000 (c)    104,219
 Accrued interest
  payable...............       49,953         862          --          50,815
 Deferred revenue.......       22,605       1,651          --          24,256
                           ----------    --------    ---------     ----------
 Total current
  liabilities...........      340,947      23,848       17,000        381,795
Long-term debt..........    2,402,841      62,883      (62,811)(f)  2,402,913
Deferred income taxes...        2,928         --           --           2,928
Other liabilities.......       64,857         617          --          65,474
Minority interest.......          --          --           --             --
                           ----------    --------    ---------     ----------
Total liabilities.......    2,811,573      87,348      (45,811)     2,853,110
                           ----------    --------    ---------     ----------

                                       Transaction  Transaction
                                         Network      Network
                                         Services,    Services,
                          PSINet Inc.      Inc.        Inc.
                          Consolidated Consolidated Adjustments    Pro Forma
                          ------------ ------------ -----------    ----------
Shareholders' equity:
 Convertible preferred
  stock, Series C.......      368,838         --          --          368,838
 Common stock...........          651         142          78 (a)
                                                         (142)(d)         729
 Capital in excess of         825,848      78,371
  par value.............                              (78,371)(d)
                                                      356,530 (a)   1,182,378
 Accumulated earnings        (636,537)     36,160
  (deficit).............                              (36,160)(d)
                                                      (35,000)(e)    (671,537)
 Treasury stock.........       (2,005)        --          --           (2,005)
 Accumulated other
  comprehensive income..       53,959       (698)         698 (d)      53,959
 Bandwidth asset/IRU
  agreement.............     (122,872)        --          --         (122,872)
                           ----------    --------    --------      ----------
 Total shareholders'
  equity................      487,882     113,975     207,633         809,490
                           ----------    --------    --------      ----------
 Total liabilities and
  shareholders' equity..   $3,299,455    $201,323    $161,822      $3,662,600
                           ==========    ========    ========      ==========

                                  PSINET INC.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                            As of September 30, 1999

NOTE 1 PRO FORMA ADJUSTMENTS

   Reflects the acquisition of TNI, including:

     (a) the assumed cash paid and the issuance of approximately 7.8 million shares of PSINet common stock in connection with the acquisition assuming the acquisition had been consummated on September 30, 1999 (the shares of PSINet common stock assume a value of $45.719 per share, based on the average of the closing price of PSINet common stock on the Nasdaq Stock Market's National Market on August 20, 1999 and August 23, 1999, and also assume the exercise in full of approximately 1.4 million exercisable TNI stock options at September 30, 1999).

     (b) the preliminary allocation of the purchase price of TNI which has been allocated to tangible assets acquired and liabilities assumed, based upon their respective fair values, with the excess allocated to intangible assets to be amortized over the estimated economic lives of the intangible assets, and the elimination of existing intangible assets of TNI.

     (c) the estimated closing costs and estimated purchase liabilities associated with the merger.

     (d) the elimination of the TNI common stock, capital in excess of par value, retained earnings and accumulated other comprehensive income.

     (e) the write-off from the preliminary allocation of a portion of the purchase price of TNI to purchased in-process research and development.

     (f) the repayment of the TNI revolving credit facility including accrued interest in accordance with the merger agreement which totaled $62.8 million as of September 30, 1999.

   PSINet has recently engaged an independent third party to determine the allocation of the total purchase price of TNI. Until the study is complete, preliminary estimates have been used in the development of the Pro Forma Financial Information, including an estimate of the amount of purchased in-process research and development that will result from this acquisition. For purposes of this Pro Forma Financial Information, PSINet has attributed the excess of the purchase price over the acquired net tangible assets for TNI of $696.7 million to other intangible assets in accordance with the preliminary valuation; these include: existing technology including software, patents, unpatented technology and know-how $68.0 million, tradenames $37.0 million, customer contracts and relationships $50.0 million, existing workforce $3.0 million and goodwill $503.7 million, with useful lives from five to 15 years, and $35.0 million to purchased in-process research and development. To the extent that a different portion of the purchase price is allocated to in-process research and development, a different charge against operating results, which may be material, would be recognized in the fourth quarter of 1999, the period in which the merger was completed, with a corresponding change in the recorded amount of goodwill. Such charge may be material.